Exhibit 23.3

                          Independent Auditors' Consent

The Board of Directors and Shareholders
Banknorth Group, Inc.:

We consent to incorporation by reference in the registration statement (No. not yet assigned) on Form S-4 related to the 10.52% Capital Securities, Series B, of Banknorth Capital Trust I of our audit report dated January 24, 1997, relating to the consolidated balance sheets of Banknorth Group, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 10-K, as amended by Form 10-K/A, of Banknorth Group, Inc. and to the reference to our firm under the heading "Experts" in the prospectus. Our audit report refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights," Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures," and Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."


/s/ KPMG Peat Marwick LLP

Albany, New York
September 23, 1997



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The Board of Directors
Banknorth Group, Inc.:

Re: Registration Statement (No. not yet assigned) related to the 10.52% Capital Securities, Series B, of Banknorth Capital
  Trust I.

With respect to the subject registration statement on From S-4, we acknowledge our awareness of the use therein of our reports dated April 25, 1997 and July 25, 1997 related to our reviews of consolidated interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.


/s/ KPMG Peat Marwick LLP

Albany, New York
September 23, 1997


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